Exhibit 99.1

Twitter Reports Fourth Quarter and Fiscal Year 2014 Results

SAN FRANCISCO, Calif. – February 5, 2015 – Twitter, Inc. (NYSE: TWTR) today announced financial results for the quarter and fiscal year ended December 31, 2014.

•	Q4 revenue of $479 million, up 97% year-over-year
•	Q4 net loss of $125 million and non-GAAP net income of $79 million
•	Q4 GAAP EPS of ($0.20) and non-GAAP EPS of $0.12
•	Q4 adjusted EBITDA of $141 million, representing an adjusted EBITDA margin of 30%
•	2014 revenue of $1,403 million, up 111% year-over-year
•	2014 net loss of $578 million and non-GAAP net income of $101 million
•	2014 GAAP EPS of ($0.96) and non-GAAP EPS of $0.14
•	2014 adjusted EBITDA of $301 million, representing an adjusted EBITDA margin of 21%

“We closed out the year with our business advancing at a great pace. Revenue growth accelerated again for the full year, and we had record quarterly profits on an adjusted EBITDA basis,” said Dick Costolo, CEO of Twitter. “In addition, the trend thus far in Q1 leads us to believe that the absolute number of net users added in Q1 will be similar to what we saw during the first three quarters of 2014.”

Fourth Quarter and Fiscal 2014

Financial Summary

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP Results
Revenue	$479,078	$242,675	$1,403,002	$664,890
Net loss	$(125,352)	$(511,471)	$(577,820)	$(645,323)
Diluted net loss per share	$(0.20)	$(1.41)	$(0.96)	$(3.41)
Non-GAAP Results
Adjusted EBITDA	$141,490	$44,745	$300,896	$75,430
Non-GAAP net income (loss)	$79,320	$9,774	$101,071	$(34,330)
Non-GAAP diluted net income (loss) per share	$0.12	$0.02	$0.14	$(0.18)

For information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2014 Operational Highlights

•

Average Monthly Active Users (MAUs) were 288 million for the fourth quarter, an increase of 20% year-over-year, which reflects a loss of approximately 4 million net Monthly Active Users in the fourth quarter due to changes in third party integrations.

•	Average Mobile MAUs represented approximately 80% of total MAUs.
•	Timeline views reached 182 billion for the fourth quarter of 2014, an increase of 23% year-over-year.
•	Advertising revenue per thousand timeline views reached $2.37 in the fourth quarter of 2014, an increase of 60% year-over-year.

Fourth Quarter 2014 Product Highlights

•

Users: Twitter launched the ability for people to share a Tweet privately through a Direct Message, making it easier for people to have private discussions around public content. Twitter also launched the Audio Card, which lets people discover and listen to audio directly in their timeline on Android and iOS devices.

•

Advertisers: Twitter began testing Twitter Offers in the United States, enabling advertisers to create credit card-linked promotions and share them directly with people on Twitter. Twitter also launched tailored audiences for mobile apps, a new way for advertisers to create targetable audience segments based on mobile app actions such as installs, purchases, or sign-ups. Finally, Twitter launched two new mobile targeting options including the ability to target by mobile carrier and the ability to target users with new mobile devices.

•

International Expansion: Twitter continued the international expansion of advertising offerings to 13 additional markets worldwide. Twitter’s self serve ad products expanded to 8 new markets in Q4 and now serve marketers in 28 countries.

•

Developers: Twitter held its first mobile developer conference, Flight, where it unveiled Fabric, a single modular Software Developer Kit consisting of app stability and analytics tools through Crashlytics, monetization offerings through MoPub, identity and sign-in services through Twitter and a first-of-its-kind offering called Digits, and content distribution and syndication through an improved Twitter SDK.

•

January Launches: In January, Twitter launched a recap feature, marked with a “While you were away” heading, that surfaces at the top of the Timeline some of the best Tweets people may have missed from accounts people follow; group Direct Messaging, which lets people expand private conversations from one other participant to as many as 20, and new video functionality that allows people to capture, edit and share videos right from within the Twitter app.

Fourth Quarter 2014 Financial Highlights

Revenue – Revenue for the fourth quarter of 2014 totaled $479 million, an increase of 97% compared to $243 million in the same period in 2013.

•	Advertising revenue totaled $432 million, an increase of 97% year-over-year.
•	Mobile advertising revenue was 88% of total advertising revenue.
•	Data licensing and other revenue totaled $47 million, an increase of 105% year-over-year.
•	International revenue totaled $164 million, an increase of 149% year-over-year.
•	International revenue was 34% of total revenue.

Net loss – GAAP net loss was $125 million for the fourth quarter of 2014 compared to a GAAP net loss of $511 million in the same period in 2013. GAAP net loss for the fourth quarter of 2014 included $177 million of stock-based compensation expense.

Adjusted EBITDA – Adjusted EBITDA was $141 million for the fourth quarter of 2014, an increase of 216% compared to $45 million in the same period in 2013.

Non-GAAP net income – Non-GAAP net income was $79 million for the fourth quarter of 2014, an increase of 712% compared to $10 million in the same period in 2013.

EPS – Basic and diluted GAAP EPS was ($0.20) for the fourth quarter of 2014 compared to ($1.41) in the same period in 2013.

Non-GAAP EPS – Non-GAAP EPS was $0.12 for the fourth quarter of 2014 compared to $0.02 in the same period in 2013.

Capital expenditures – Purchases of property and equipment for the fourth quarter of 2014 were $69 million. Additionally, $30 million of equipment was financed through capital leases during the fourth quarter of 2014.

Cash, cash equivalents and marketable securities – As of December 31, 2014, cash, cash equivalents and marketable securities were approximately $3.6 billion, compared to $3.6 billion as of September 30, 2014.

Outlook

Twitter’s outlook for the first quarter of 2015 is as follows:

•	Revenue is projected to be in the range of $440 million to $450 million.
•	Adjusted EBITDA is projected to be in the range of $89 million to $94 million.
•

Stock-based compensation expense is projected to be in the range of $160 million to $170 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Twitter’s outlook for the full year of 2015 is as follows:

•	Revenue is projected to be in the range of $2.3 billion to $2.35 billion.
•	Adjusted EBITDA is projected to be in the range of $550 million to $575 million.
•	Capital expenditures are projected to be in the range of $500 million to $650 million.
•

Stock-based compensation expense is projected to be in the range of $700 million to $750 million, excluding the impact of equity awards that may be granted in connection with potential future acquisitions.

Note that Twitter’s outlook for the first quarter and full year of 2015 reflects foreign exchange rates as of January 31, 2015.

Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, February 5, 2015, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. Questions submitted via Twitter, directed to @TwitterIR, using the hashtag #TWTRearnings will be considered during the Q&A portion of the conference call in addition to questions submitted by conference call participants. A live webcast of the conference call, Twitter’s financial results and supplemental slides will be accessible from the Investor Relations page of Twitter’s website at investor.twitterinc.com. A replay will be archived and accessible at the same website after the conference call. Twitter has used, and intends to continue to use, its Investor Relations website (investor.twitterinc.com), as well as certain Twitter accounts (@dickc, @twitter and @twitterIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc.

Twitter (NYSE: TWTR) is a global platform for public self-expression and conversation in real time. By developing a fundamentally new way for people to create, distribute and discover content, we have democratized content creation and distribution, enabling any voice to echo around the world instantly and unfiltered. The service can be accessed at Twitter.com, via the Twitter mobile application and via text message. Available in more than 35 languages, Twitter has 288 million monthly active users. For more information, visit discover.twitter.com or follow @twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twitter’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, Twitter’s strategies and business plans and Twitter’s expectations regarding its MAUs, revenue, adjusted EBITDA, capital expenditures and stock-based compensation expense for the first quarter and full year 2015. Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that:  Twitter’s user base and engagement do not continue to grow; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter’s Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter’s financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter defines adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes; and Twitter defines non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes and the income tax effects related to acquisitions.  Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS in evaluating its operating results and for financial and operational decision-making purposes.  Twitter believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses that we exclude in adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income (loss), adjusted EBITDA margin and non-GAAP EPS provide useful information about its operating results, enhance the overall understanding of Twitter’s past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter’s management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.  Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter’s operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter’s core business operating results over multiple periods with other companies in its industry.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

For future periods, Twitter is unable to provide a reconciliation of adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, depreciation and amortization expense, interest and other expenses and provision (benefit) for income taxes, that are expected to be incurred in the future.

Contacts

Investors:

Dave Rivinus

ir@twitter.com

Press:

Jim Prosser

jprosser@twitter.com

TWITTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,510,724	$841,010
Short-term investments	2,111,154	1,393,044
Accounts receivable, net	418,454	247,328
Prepaid expenses and other current assets	215,521	93,297
Total current assets	4,255,853	2,574,679
Property and equipment, net	557,019	332,662
Intangible assets	105,011	77,627
Goodwill	622,570	363,477
Other assets	42,629	17,795
Total assets	$5,583,082	$3,366,240
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$53,241	$27,994
Accrued and other current liabilities	228,233	110,310
Capital leases, short-term	112,320	87,126
Total current liabilities	393,794	225,430
Convertible notes	1,376,020	—
Capital leases, long-term	118,950	110,520
Deferred and other long-term tax liabilities, net	24,706	59,500
Other long-term liabilities	43,209	20,784
Total liabilities	1,956,679	416,234
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	5,208,870	3,944,952
Accumulated other comprehensive loss	(10,024)	(323)
Accumulated deficit	(1,572,446)	(994,626)
Total stockholders’ equity	3,626,403	2,950,006
Total liabilities and stockholders’ equity	$5,583,082	$3,366,240

TWITTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$479,078	$242,675	$1,403,002	$664,890
Costs and expenses
Cost of revenue	136,613	112,651	446,309	266,718
Research and development	181,715	394,848	691,543	593,992
Sales and marketing	203,599	177,305	614,110	316,216
General and administrative	55,304	67,547	189,906	123,795
Total costs and expenses	577,231	752,351	1,941,868	1,300,721
Loss from operations	(98,153)	(509,676)	(538,866)	(635,831)
Interest income (expense), net	(23,513)	(2,387)	(33,985)	(6,860)
Other income (expense), net	1	(2,725)	(5,500)	(4,455)
Loss before income taxes	(121,665)	(514,788)	(578,351)	(647,146)
Provision (benefit) for income taxes	3,687	(3,317)	(531)	(1,823)
Net loss	$(125,352)	$(511,471)	$(577,820)	$(645,323)

Net loss per share:
Basic and diluted	$(0.20)	$(1.41)	$(0.96)	$(3.41)
Weighted-average shares used to compute net loss per share:
Basic and diluted	629,310	362,624	604,990	189,510

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(125,352)	$(511,471)	$(577,820)	$(645,323)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	62,428	33,224	208,165	110,894
Stock-based compensation expense	177,215	521,197	631,597	600,367
Amortization of discount on convertible notes	16,412	—	18,823	—
Provision for bad debt	1,688	799	4,632	1,557
Deferred income tax benefit	128	(8,410)	(9,609)	(8,902)
Non-cash acquisition-related costs	—	138	320	704
Amortization of investment premium and other	(1,757)	1,333	7,663	3,457
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(99,750)	(77,798)	(177,583)	(112,060)
Prepaid expenses and other assets	(24,685)	(9,635)	(165,395)	(12,045)
Accounts payable	12,761	16,249	18,059	7,957
Accrued and other liabilities	24,230	31,506	122,944	54,792
Net cash provided by (used in) operating activities	43,318	(2,868)	81,796	1,398
Cash flows from investing activities
Purchases of property and equipment	(68,791)	(29,116)	(201,630)	(75,744)
Purchases of marketable securities	(1,319,618)	(1,291,915)	(2,937,033)	(1,573,489)
Proceeds from maturities of marketable securities	506,936	55,103	2,029,518	355,270
Proceeds from sales of marketable securities	19,924	8,051	188,092	42,816
Restricted cash	(13)	(3,306)	(11,042)	(10,847)
Business combinations, net of cash acquired and purchases of intangible assets	—	(36,000)	(165,177)	(44,072)
Net cash used in investing activities	(861,562)	(1,297,183)	(1,097,272)	(1,306,066)
Cash flows from financing activities
Net proceeds from issuance of common stock	—	2,019,704	—	2,018,579
Proceeds from issuance of convertible notes	89,000	—	1,889,000	—
Convertible notes initial issuance discount	(1,335)	—	(28,810)	—
Purchases of convertible note hedges	(19,719)	—	(407,169)	—
Proceeds from issuance of warrants	14,142	—	289,272	—
Taxes paid related to net share settlement of equity awards	(885)	(14,637)	(17,053)	(14,637)
Repayments of capital lease obligations	(28,059)	(21,203)	(103,135)	(70,445)
Proceeds from exercise of stock options, net of repurchase	3,631	1,742	28,658	8,679
Proceeds from issuances of common stock under employee stock purchase plan	21,178	—	42,402	—
Other financing activities	1,219	—	(1,443)	—
Net cash provided by financing activities	79,172	1,985,606	1,691,722	1,942,176
Net increase (decrease) in cash and cash equivalents	(739,072)	685,555	676,246	637,508
Foreign exchange effect on cash and cash equivalents	(2,999)	(249)	(6,532)	174
Cash and cash equivalents at beginning of period	2,252,795	155,704	841,010	203,328
Cash and cash equivalents at end of period	$1,510,724	$841,010	$1,510,724	$841,010
Supplemental disclosures of non-cash investing and financing activities
Conversion of preferred stock to common stock	$—	$872,536	$—	$872,536
Common and convertible preferred stock issued in connection with acquisitions	$—	$218,821	$147,958	$331,766
Equipment purchases under capital leases	$30,276	$60,222	$140,685	$155,722
Changes in accrued equipment purchases	$(7,783)	$(18,124)	$6,562	$(1,602)
Unpaid deferred offering costs	$—	$1,162	$—	$1,162

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(125,352)	$(511,471)	$(577,820)	$(645,323)
Stock-based compensation expense	177,215	521,197	631,597	600,367
Amortization of acquired intangible assets	10,419	5,569	36,563	16,530
Non-cash interest expense related to convertible notes	16,412	—	18,823	—
Income tax effects related to acquisitions	626	(5,521)	(8,092)	(5,904)
Non-GAAP net income (loss)	$79,320	$9,774	$101,071	$(34,330)
GAAP diluted shares	629,310	362,624	604,990	189,510
Diluted effect of preferred stock conversion (1)	—	155,687	—	—
Other dilutive equity awards (2)	54,096	93,900	104,497	—
Non-GAAP diluted shares	683,406	612,211	709,487	189,510
Non-GAAP diluted net income (loss) per share	$0.12	$0.02	$0.14	$(0.18)
Adjusted EBITDA:
Net loss	$(125,352)	$(511,471)	$(577,820)	$(645,323)
Stock-based compensation expense	177,215	521,197	631,597	600,367
Depreciation and amortization expense	62,428	33,224	208,165	110,894
Interest and other expense, net	23,512	5,112	39,485	11,315
Provision (benefit) for income taxes	3,687	(3,317)	(531)	(1,823)
Adjusted EBITDA	$141,490	$44,745	$300,896	$75,430
Stock-based compensation expense by function:
Cost of revenue	$13,240	$45,927	$50,536	$50,942
Research and development	95,942	326,536	360,726	379,913
Sales and marketing	49,031	104,084	157,263	114,440
General and administrative	19,002	44,650	63,072	55,072
Total stock-based compensation expense	$177,215	$521,197	$631,597	$600,367
Amortization of acquired intangible assets by function:
Cost of revenue	$7,524	$3,923	$26,273	$14,884
Research and development	365	300	1,157	300
Sales and marketing	2,530	1,346	9,133	1,346
General and administrative	—	—	—	—
Total amortization of acquired intangible assets	$10,419	$5,569	$36,563	$16,530

(1)	Gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the “if-converted” method.
(2)

Gives effect to potential common stock instruments such as stock options, RSUs, unvested restricted stock and warrant. There is no dilutive effect of the notes nor of the related hedge and warrant transactions.